Exhibit 32.1

Certification
Pursuant To 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 Of The Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Highlands Bankshares, Inc. (the “Company”) for the period ended December 31, 2011 to be filed with the Securities and Exchange Commission (the “Report”), I, Samuel L. Neese, Jr., Executive Vice President and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Samuel L. Neese, Jr.
Samuel L. Neese, Jr.
Executive Vice President and Chief Executive Officer
March 30, 2012